Graphic Packaging Holding Company Reports First Quarter 2021 Results;
Announces Intent to Acquire Americraft Carton, Inc.

Q1 2021 Highlights

•Net Sales were $1,649 million versus $1,599 million in the prior year quarter.
•Net Organic Sales increased 2% in the quarter driven by sustainability-supported innovative packaging solutions.
•Net Income was $54 million versus a loss of $13 million in the prior year quarter.
•Earnings per Diluted Share were $0.19 versus a loss of $0.04 in the prior year quarter.
•Adjusted Earnings per Diluted Share were $0.23 versus $0.31 in the prior year quarter.
•Adjusted EBITDA was $240 million versus $295 million in the prior year quarter, negatively impacted by $29 million of Winter Storm Uri related costs and $34 million of commodity input cost inflation.
•Strengthened balance sheet and interest rate profile by issuing $800 million of 0.8% and 1.5% senior secured notes and through retirement of $425 million in higher interest rate debt with Farm Credit System term loan.
•Acquired $400 million of International Paper’s minority ownership interest in the partnership, reducing minority ownership stake to approximately 7%.
•Global liquidity was $1,444 million at quarter end.
•Announces intent to acquire Americraft Carton, Inc., a leading independent folding carton producer in North America, extending participation into new and existing end markets while continuing to increase paperboard integration rates

ATLANTA, GA, April 27, 2021. Graphic Packaging Holding Company (NYSE: GPK), (the “Company”), a leading provider of sustainable packaging solutions to food, beverage, foodservice, and other consumer products companies, today reported Net Income for first quarter 2021 of $54 million, or $0.19 per share, based upon 277.2 million weighted average diluted shares. This compares to first quarter 2020 Net Loss of $13 million, or $0.04 per share, based upon 288.9 million weighted average diluted shares.

The first quarters of 2021 and 2020 were negatively impacted by a net $11 million and a net $104 million of special charges, respectively, including a net $90 million non-cash charge related to the settlement of a U.S. pension plan in first quarter 2020. The charges are detailed in the Reconciliation of Non-GAAP Financial Measures table attached. When adjusting for charges, Adjusted Net Income for the first quarter of 2021 was $65 million, or $0.23 per diluted share. This compares to first quarter 2020 Adjusted Net Income of $91 million or $0.31 per diluted share.

Michael Doss, the Company’s President and CEO said, “Consumer preferences for sustainable packaging are driving global demand for fiber-based packaging solutions. We are meeting this demand by introducing new innovative products and supporting our customers as we answer the calls from today’s consumer. During the first quarter we continued to deliver on our ambitious growth strategy, increasing net organic sales by 2%. Our team’s agility and resolve in executing on our commitments to customers, coupled with the competitive advantages of our vertically integrated platform, allow us to provide continuity of supply while managing a challenging supply chain environment. The underlying robust demand environment and resulting volume and pricing momentum we have coming out of the quarter are excellent and position us for a very strong second half of 2021. We are focused on capturing ongoing organic growth from the continued move to more circular and sustainable packaging alternatives and achieving our Vision 2025 for all stakeholders.”

Doss added, “Today, I am very pleased to announce our intent to acquire Americraft Carton, a company built on a long history of sustainability and exceptional customer service. Their business philosophy is aligned with how we lead our business. The combination extends our end markets and customer base, further strengthening our position as the leading, integrated paperboard packaging provider in North America.”

Americraft Carton, Inc. Acquisition

The Company intends to acquire Americraft Carton, Inc. for approximately $280 million. The proposed acquisition is expected to add approximately $200 million in sales, $30 million in Adjusted EBITDA and significant opportunities for paperboard integration upon completion. Synergies are expected to contribute an additional $10 million of Adjusted EBITDA within 24 months of closing. The transaction includes seven well-capitalized converting facilities and an outstanding team of dedicated employees.

Operating Results

Net Sales

Net Sales increased 3% to $1,649 million in the first quarter of 2020, compared to $1,599 million in the prior year period. The $50 million increase was driven by $33 million of improved volume/mix related to organic growth from conversions to fiber-based packaging solutions and acquisitions, partially offset by fewer selling days when compared to leap year in the prior year quarter, and $20 million of favorable foreign exchange. These benefits were partially offset by $3 million of pricing.
Attached is supplemental data highlighting Net Tons Sold for the first quarter of 2021 and for each quarter of 2020.

EBITDA
EBITDA for the first quarter of 2021 was $228 million, or $104 million higher than the first quarter of 2020. After adjusting both periods for business combinations and other special charges, Adjusted EBITDA was $240 million in the first quarter of 2021 versus $295 million in the first quarter of 2020. When comparing against the prior year quarter, Adjusted EBITDA in the first quarter of 2021 was positively impacted by $21 million in net productivity and $5 million of favorable foreign exchange. Adjusted EBITDA was unfavorably impacted by $3 million of pricing, $2 million of volume/mix, $34 million of commodity input cost inflation, $13 million of other inflation and $29 million of costs associated with Winter Storm Uri.

Other Results

Total Debt (Long-Term, Short-Term and Current Portion) increased $198 million during the first quarter of 2021 to $3,865 million compared to the fourth quarter of 2020. Total Net Debt (Total Debt, net of Cash and Cash Equivalents) increased $261 million during the first quarter of 2021 to $3,749 million compared to the fourth quarter of 2020. The Company returned $174 million in capital to stakeholders in the first quarter 2021 through dividends, distributions and partnership redemptions. The Company's first quarter 2021 Net Leverage Ratio was 3.69 times Adjusted EBITDA compared to 3.26 times at the end of 2020.

At March 31, 2021, the Company had available liquidity of $1,444 million, including the undrawn availability under its global revolving credit facilities. The Company issued $800 million of 0.8% and 1.5% senior secured notes and borrowed $425 million under the Farm Credit system, with proceeds used to retire $425 million of higher interest rate bonds, during the quarter.

Net Interest Expense was $30 million in the first quarter of 2021, lower when compared to $34 million reported in the first quarter of 2020, reflecting reduced average borrowing rates. Capital expenditures for the first quarter of 2021 were $146 million compared to $154 million in the first quarter of 2020. First quarter 2021 Income Tax Expense was $18 million, compared to a $5 million benefit in the first quarter of 2020.

Please note that a tabular reconciliation of EBITDA, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Net Income, Adjusted EPS, Adjusted Net Cash Provided by Operating Activities, Adjusted Cash Flow and Total Net Debt is attached to this release.

Earnings Call

The Company will host a conference call at 10:00 a.m. EST today (April 27, 2021) to discuss the results of first quarter 2021. The conference call will be webcast and can be accessed from the Investors section of the Graphic Packaging website at www.graphicpkg.com. Participants may also listen via telephone by dialing 833-900-1527 from the United States and Canada, and 236-384-2052 from outside the United States and Canada. Telephone participants are required to provide the conference ID 9287381.

Forward Looking Statements
Any statements of the Company's expectations in this press release, including but not limited to the intent to acquire Americraft Carton, Inc., constitute "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Such statements are based on currently available information and are subject to various risks and uncertainties that could cause actual results to differ materially from the Company's present expectations. These risks and uncertainties include, but are not limited to, the effects of the COVID-19 pandemic on the Company’s operations and business, inflation of and volatility in raw material and energy costs, continuing pressure for lower cost products, the Company’s ability to implement its business strategies, including productivity initiatives, cost reduction plans, and integration activities, as well as the Company’s debt level, currency movements and other risks of conducting business internationally, the impact of regulatory and litigation matters, including the continued availability of the Company's net operating loss offset to taxable income. Undue reliance should not be placed on such forward-looking statements, as such statements speak only as of the date on which they are made and the

Company undertakes no obligation to update such statements, except as required by law. Additional information regarding these and other risks is contained in the Company's periodic filings with the SEC.

About Graphic Packaging Holding Company

Graphic Packaging Holding Company (NYSE: GPK), headquartered in Atlanta, Georgia, is committed to providing consumer packaging that makes a world of difference. The Company is a leading provider of sustainable fiber-based packaging solutions for a wide variety of products to food, beverage, foodservice, and other consumer products companies. The Company operates on a global basis, is one of the largest producers of folding cartons and paper-based foodservice products in the United States, and holds leading market positions in coated recycled paperboard, coated unbleached kraft paperboard and solid bleached sulfate paperboard. The Company's customers include many of the world's most widely-recognized companies and brands. Additional information about Graphic Packaging, its business and its products is available on the Company's web site at www.graphicpkg.com.

GRAPHIC PACKAGING HOLDING COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended
	March 31,
In millions, except per share amounts	2021	2020
Net Sales	$1,649	$1,599
Cost of Sales	1,400	1,278
Selling, General and Administrative	126	136
Other Expense, Net	3	6
Business Combinations and Shutdown and Other Special Charges, Net	12	19
Income from Operations	108	160
Nonoperating Pension and Postretirement Benefit Income (Expense)	2	(151)
Interest Expense, Net	(30)	(34)
Income (Loss) before Income Taxes	80	(25)
Income Tax (Expense) Benefit	(18)	5
Net Income (Loss)	62	(20)
Net (Income) Loss Attributable to Noncontrolling Interest	(8)	7
Net Income (Loss) Attributable to Graphic Packaging Holding Company	$54	$(13)

Net Income (Loss) Per Share Attributable to Graphic Packaging Holding Company — Basic	$0.20	$(0.04)
Net Income (Loss) Per Share Attributable to Graphic Packaging Holding Company — Diluted	$0.19	$(0.04)

Weighted Average Number of Shares Outstanding - Basic	275.8	288.9
Weighted Average Number of Shares Outstanding - Diluted	277.2	288.9

GRAPHIC PACKAGING HOLDING COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

In millions, except share and per share amounts	March 31, 2021	December 31, 2020

ASSETS

Current Assets:
Cash and Cash Equivalents	$116	$179
Receivables, Net	586	654
Inventories, Net	1,125	1,128
Other Current Assets	84	59
Total Current Assets	1,911	2,020
Property, Plant and Equipment, Net	3,631	3,560
Goodwill	1,478	1,478
Intangible Assets, Net	423	437
Other Assets	304	310
Total Assets	$7,747	$7,805

LIABILITIES

Current Liabilities:
Short-Term Debt and Current Portion of Long-Term Debt	$52	$497
Accounts Payable	781	825
Other Accrued Liabilities	485	534
Total Current Liabilities	1,318	1,856
Long-Term Debt	3,787	3,147
Deferred Income Tax Liabilities	489	540
Other Noncurrent Liabilities	416	422

SHAREHOLDERS’ EQUITY

Preferred Stock, par value $.01 per share; 100,000,000 shares authorized; no shares issued or outstanding	—	—
Common Stock, par value $0.01 per share; 1,000,000,000 shares authorized; 284,201,767 and 267,726,373 shares issued and outstanding at March 31, 2021 and December 31, 2020, respectively	3	3
Capital in Excess of Par Value	1,782	1,715
(Accumulated Deficit) Retained Earnings	(15)	(48)
Accumulated Other Comprehensive Loss	(237)	(246)
Total Graphic Packaging Holding Company Shareholders' Equity	1,533	1,424
Noncontrolling Interest	204	416
Total Equity	1,737	1,840
Total Liabilities and Shareholders' Equity	$7,747	$7,805

GRAPHIC PACKAGING HOLDING COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended
	March 31,
In millions	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income (Loss)	$62	$(20)
Adjustments to Reconcile Net Income (Loss) to Net Cash Provided by Operating Activities:
Depreciation and Amortization	117	114
Deferred Income Taxes	7	(19)
Amount of Postretirement Expense (Less) Greater Than Funding	(11)	154
Other, Net	23	29
Changes in Operating Assets and Liabilities	(145)	(337)
Net Cash Provided by (Used in) Operating Activities	53	(79)

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital Spending	(137)	(147)
Packaging Machinery Spending	(9)	(7)
Acquisition of Businesses, Net of Cash Acquired	—	(42)
Beneficial Interest on Sold Receivables	33	24
Beneficial Interest Obtained in Exchange for Proceeds	(5)	(3)
Other, Net	(2)	(1)
Net Cash Used in Investing Activities	(120)	(176)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repurchase of Common Stock	—	(119)
Proceeds from Issuance of Debt	1,225	450
Retirement of Long-Term Debt	(1,221)	—
Payments on Debt	(9)	(9)
Borrowings under Revolving Credit Facilities	885	1,179
Payments on Revolving Credit Facilities	(677)	(987)
Redemption of Noncontrolling Interest	(150)	—
Repurchase of Common Stock related to Share-Based Payments	(14)	(9)
Debt Issuance Costs	(5)	(7)
Dividends and Distributions Paid to GPIP Partner	(24)	(27)
Other, Net	(5)	(3)
Net Cash Provided by Financing Activities	5	218
Effect of Exchange Rate Changes on Cash	(1)	(6)
Net Decrease in Cash and Cash Equivalents	(63)	(43)
Cash and Cash Equivalents at Beginning of Period	179	153
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$116	$110

GRAPHIC PACKAGING HOLDING COMPANY
Reconciliation of Non-GAAP Financial Measures

The tables below set forth the calculation of the Company's earnings before interest expense, income tax expense, equity income of unconsolidated entities, depreciation and amortization, including pension amortization (“EBITDA”), Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, Adjusted Earnings Per Share, Adjusted Net Cash Provided by Operating Activities, Adjusted Cash Flow, Net Leverage Ratio and Total Net Debt. Adjusted EBITDA and Adjusted Net Income exclude charges (income) associated with: the Company's business combinations, facility shutdowns, and other special charges. The Company's management believes that the presentation of EBITDA, Adjusted EBITDA, Adjusted Net Income, Adjusted Earnings Per Share, Adjusted Net Cash Provided by Operating Activities, Adjusted Cash Flow, and Net Leverage Ratio provides useful information to investors because these measures are regularly used by management in assessing the Company's performance. EBITDA, Adjusted EBITDA, Adjusted Net Income, Adjusted Earnings Per Share, Adjusted Net Cash Provided by Operating Activities, Adjusted Cash Flow, and Net Leverage Ratio are financial measures not calculated in accordance with generally accepted accounting principles in the United States (“GAAP”), and are not measures of net income, operating income, operating performance or liquidity presented in accordance with GAAP.

EBITDA, Adjusted EBITDA, Adjusted Net Income, Adjusted Earnings Per Share, Adjusted Net Cash Provided by Operating Activities, Adjusted Cash Flow, and Net Leverage Ratio should be considered in addition to results prepared in accordance with GAAP, but should not be considered substitutes for or superior to GAAP results. In addition, our EBITDA, Adjusted EBITDA, Adjusted Net Income, Adjusted Earnings Per Share, Adjusted Net Cash Provided by Operating Activities, Adjusted Cash Flow, and Net Leverage Ratio may not be comparable to Adjusted EBITDA or similarly titled measures utilized by other companies since such other companies may not calculate such measures in the same manner as we do.

	Three Months Ended
	March 31,
In millions, except per share amounts	2021	2020
Net Income (Loss) Attributable to Graphic Packaging Holding Company	$54	$(13)
Add (Subtract):
Net Income (Loss) Attributable to Noncontrolling Interest	8	(7)
Income Tax Expense (Benefit)	18	(5)
Interest Expense, Net	30	33
Depreciation and Amortization	118	116
EBITDA	$228	$124
Charges Associated with Business Combinations and Shutdown and Other Special Charges	12	18
Pension Settlement Charge	—	153
Adjusted EBITDA	$240	$295

Adjusted EBITDA Margin (Adjusted EBITDA/Net Sales)	14.6%	18.4%

Net Income (Loss) Attributable to Graphic Packaging Holding Company	$54	$(13)
Charges Associated with Business Combinations and Shutdown and Other Special Charges	12	18
Accelerated Depreciation Related to Shutdown	5	5
Pension Settlement Charge	—	153
Tax Impact of Business Combinations, Shutdown and Other Special Charges, Accelerated Depreciation and Pension Plan Settlement	(4)	(35)
Noncontrolling Interest, Net of Tax	(2)	(37)
Adjusted Net Income Attributable to Graphic Packaging Holding Company	$65	$91

Adjusted Earnings Per Share - Basic	$0.24	$0.32
Adjusted Earnings Per Share - Diluted	$0.23	$0.31

GRAPHIC PACKAGING HOLDING COMPANY
Reconciliation of Non-GAAP Financial Measures
(Continued)

	Twelve Months Ended
	March 31,	March 31,	December 31,
In millions	2021	2020	2020
Net Income	$234	$138	$167
Add (Subtract):
Net Income Attributable to Noncontrolling Interest	51	44	36
Income Tax Expense	65	50	42
Equity Income of Unconsolidated Entity	(1)	—	(1)
Interest Expense, Net	126	139	129
Depreciation and Amortization	483	453	481
EBITDA	958	824	854
Charges Associated with Business Combinations and Shutdown and Other Special Charges	56	51	62
Pension Plan Settlement Charge	1	192	154
Adjusted EBITDA	$1,015	$1,067	$1,070

	March 31,	March 31,	December 31,
Calculation of Net Debt:	2021	2020	2020
Short-Term Debt and Current Portion of Long-Term Debt	$52	$49	$497
Long-Term Debt (a)	3,813	3,453	3,170
Less:
Cash and Cash Equivalents	(116)	(110)	(179)
Total Net Debt	$3,749	$3,392	$3,488

Net Leverage Ratio (Total Net Debt/Adjusted EBITDA)	3.69	3.18	3.26
(a) Excludes unamortized deferred debt issue costs.

	Three Months Ended
	March 31,
In millions	2021	2020
Net Cash Provided (Used) by Operating Activities	$53	$(79)
Net Cash Receipts from Receivables Sold included in Investing Activities	28	21
Cash Payments Associated with Business Combinations and Shutdown and Other Special Charges	32	7
Adjusted Net Cash Provided by Operating Activities	$113	$(51)
Capital Spending	(146)	(154)
Adjusted Cash Flow	$(33)	$(205)

GRAPHIC PACKAGING HOLDING COMPANY
Unaudited Supplemental Data

	Three Months Ended
	March 31,	June 30,	September 30,	December 31,
2021

Net Tons Sold (000's)	975
2020

Net Tons Sold (000's)	1,012	1,013	1,036	991

The three months ended March 31, 2020 included 42,100 tons sold that did not reoccur in the three months ended March 31, 2021 due to the closing of the White Pigeon, Michigan mill and the shutdown of the West Monroe containerboard machine.